Exhibit 4.2

COLLATERAL AGENCY AGREEMENT

among

GLOBAL CROSSING LIMITED,

the other Grantors party hereto,

WILMINGTON TRUST FSB,

as Collateral Agent for the Secured Debtholders

WILMINGTON TRUST FSB

as Trustee for the Senior Secured Notes Debtholders,

and

each Additional Secured Debt Agent from time to time party hereto dated as of September 22, 2009

COLLATERAL AGENCY AGREEMENT, dated as of September 22, 2009 (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among GLOBAL CROSSING LIMITED, an exempt company with limited liability formed under the laws of Bermuda (the “Company”), the other Grantors (as defined below) from time to time party hereto, WILMINGTON TRUST FSB (“Wilmington”), as collateral agent for the Secured Debtholders (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), Wilmington, as Trustee for the Senior Secured Notes Debtholders (as each such term is defined below), and each Additional Secured Debt Agent (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties from time to time party hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Senior Secured Notes Indenture (as defined below) as in effect on the date hereof or, if defined in the New York UCC (as defined below), the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Act of the Secured Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Agent by or with the written consent of:

(i) the number of the applicable Secured Debtholders required to consent to such matter under any express provision of the Secured Debt Documents of any Series requiring that all Secured Debtholders thereunder or Secured Debtholders holding a percentage of the Secured Debt thereunder greater than the Required Secured Debtholders consent to such matter; and

(ii) in all other cases, the Required Secured Debtholders

in each case accompanied by written confirmation from each applicable Agent in accordance with Section 3.01 as to the amount of outstanding Secured Debt held by each consenting Secured Debtholder (and, other than in connection with any amendment to any Collateral Document relating to any exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Debt registered by the Agent as outstanding and/or, if applicable unfunded, in the name of any consenting Secured Debtholder who is a holder of such Secured Debt under the applicable Secured Debt Documents) and the Secured Debtholders holding a percentage of the Secured Debt under such Secured Debt Documents required to consent to such action.

“Actionable Default” means an Event of Default under any Secured Debt Document, in each case after any applicable notice requirement has been satisfied and any applicable cure period has expired.

“Additional Secured Debt” means all Pari Passu Obligations owing to any Additional Secured Debtholder pursuant to the terms of any Additional Secured Debt Document (including, without limitation, any interest accruing subsequent to the commencement of a Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional Secured Debt Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law); provided that such Pari Passu Obligations (i) are permitted to be incurred by the Company or the Guarantors under the Senior Secured Notes Indenture and each other Additional Secured Debt Document, (ii) are permitted under the Senior Secured Notes Indenture and each other Additional Secured Debt Document to be secured equally and ratably with the Notes and any other Additional Secured Debt, (iii) by their express terms are to be secured equally and ratably by the Collateral and (iv) are secured solely by Liens created pursuant to the Collateral Documents.

“Additional Secured Debt Agent” means the duly appointed trustee, agent or other representative acting on behalf of any Series of Additional Secured Debtholders, as named for such Series in the applicable Joinder Agreement.

“Additional Secured Debt Documents” means, with respect to any Series of Additional Secured Debt (i) the notes, indentures, credit agreements, guarantees and other agreements evidencing or governing such Indebtedness and (ii) the Collateral Documents securing such Additional Secured Debt.

“Additional Secured Debtholders” means the holders of any Additional Secured Debt and any Agent with respect thereto.

“Agent” means, at any time, (i) in the case of any Senior Secured Notes Debt or the Senior Secured Notes Debtholders, the Trustee and (ii) in the case of any other Series of Additional Secured Debt or Additional Secured Debtholders that become subject to this Agreement after the date hereof, the Additional Secured Debt Agent for such Series.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to the Collateral Documents and granted to the Collateral Agent.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Documents” means the Senior Secured Notes Collateral Documents and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of Secured Debt.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Corresponding Debt” has the meaning assigned to such term in Section 5.18.

“Discharge” means, with respect to any Series of Secured Debt, the occurrence of all of the following in respect of such Series:

(i) termination or expiration of all commitments to extend credit that would constitute Secured Debt of such Series;

(ii) payment in full in cash of the principal of, and interest and premium, if any, on such Series of Secured Debt (other than any undrawn letters of credit);

(iii) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit constituting such Series of Secured Debt; and

(iv) payment in full in cash of all other Obligations that are outstanding and unpaid in respect of such Series of Secured Debt at the time such Secured Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Debt Document.

“Germany Security” has the meaning assigned to such term in Section 5.18.

“Grantors” means the Company and each other Subsidiary of the Company which has granted a security interest pursuant to any Collateral Document to secure any Series of Secured Debt (including any such Person which becomes a party to this Agreement as contemplated by Section 5.15). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(i) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (and, in each case, other than in a transaction expressly permitted by the terms of each Additional Secured Debt Document and the Senior Secured Notes Indenture); or

(iii) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Agent to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Secured Debt and become Additional Secured Debtholders hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parallel Debt” has the meaning assigned to such term in Section 5.18.

“Pari Passu Obligations” has the meaning assigned to such term in the Senior Secured Notes Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Possessory Collateral” means any Collateral if possession thereof perfects a Lien thereon under the Uniform Commercial Code or similar statute governing notice of security interests of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Secured Debtholders” means, at any time, the Secured Debtholders entitled to vote under their respective Secured Debt Documents representing more than 50% of the aggregate outstanding amount of the Secured Debt (excluding, for purposes of Sections 2.02, and 2.03 hereof, Secured Debt arising in connection with any Hedging Obligations) then outstanding (together with, in the case of any Additional Secured Debt (other than in connection with any exercise of remedies) the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Debt), voting as a single class. For purposes of this definition, Secured Debt (including, if applicable, any such unfunded commitments in respect thereof) registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

“Secured Debt” means, collectively, (i) the Senior Secured Notes Debt and (ii) each Series of Additional Secured Debt.

“Secured Debt Documents” means, collectively, (i) the Senior Secured Notes Documents and (ii) the Additional Secured Debt Documents for each Series of Additional Secured Debt.

“Secured Debtholders” means (i) the Senior Secured Notes Debtholders and (ii) the Additional Secured Debtholders with respect to each Series of Additional Secured Debt.

“Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the Secured Debtholders under the Collateral Documents.

“Senior Secured Notes” shall mean (i) the 12% senior secured notes due 2015 issued by the Company pursuant to the Senior Secured Notes Indenture and (ii) any additional notes issued under the Senior Secured Notes Indenture by the Company, to the extent permitted by the Senior Secured Notes Indenture.

“Senior Secured Notes Collateral Documents” means the “Collateral Documents” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Debt” shall mean (i) the due and punctual payment of (i) the unpaid principal amount of, and premium, if any, and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) on, the Senior Secured Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other Obligations of the Company owing to any of the Senior Secured Notes Debtholders under the Senior Secured Notes Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), (b) the due and punctual performance of all other obligations of the Company owing to the Senior Secured Notes Debtholders under or pursuant to the Senior Secured Notes Documents, and (c) the due and punctual payment and performance of all Obligations of each Guarantor owing to the Senior Secured Notes Debtholders pursuant to the Senior Secured Notes Documents, in each case whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.

“Senior Secured Notes Debtholders” means the Holders of the Senior Secured Notes and the Trustee.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes, the Senior Secured Notes Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any Senior Secured Notes Debt, and any other document or instrument executed or delivered at any time in connection with any Senior Secured Notes Debt under the Senior Secured Notes Indenture and the other Senior Secured Notes Documents, in each case to the extent such are effective at the relevant time and as each may be amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Senior Secured Notes Indenture” means that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented, modified, replaced and/or Refinanced from time to time, by and among the Company, as issuer, Wilmington Trust FSB, as Trustee (together with its permitted successors in such capacity, the “Trustee”), and the Guarantors party thereto, pursuant to which the Company shall issue 12% Senior Secured Notes due 2015, all as contemplated therein.

“Series” means (a) with respect to the Secured Debtholders, each of (i) the Senior Secured Notes Debtholders (in their capacities as such) and (ii) the Additional Secured Debtholders that become subject to this Agreement after the date hereof that are represented by a common Agent (in its capacity as such for such Additional Secured Debtholders) and (b) with respect to any Secured Debt, each of (i) the Senior Secured Notes Debt and (ii) the Additional Secured Debt incurred pursuant to any Additional Secured Debt Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Agent (in its capacity as such for such Additional Secured Debt).

“Trustee” shall have the meaning assigned to such term in the definition of “Senior Secured Notes Indenture.”

“Wilmington” has the meaning assigned to such term in the introductory paragraph of this Agreement.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or otherwise expressly stated, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Collateral

SECTION 2.01 Priority of Claims. (a)After the occurrence of an Actionable Default, all proceeds of Collateral shall be applied in the following order of application:

(i) FIRST, to pay administrative expenses (including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals) and reasonable compensation of the Collateral Agent, the Trustee and any Additional Secured Debt Agent for services rendered, including in connection with the administration of Collateral;

(ii) SECOND, to the applicable Agent for each Series of Secured Debt on a ratable basis for application in accordance with the terms of the applicable Secured Debt Documents to all amounts then due and payable thereunder until paid in full in cash;

(iii) THIRD, to the extent of any remaining proceeds after application pursuant to clauses (i) and (ii) above, if any one or more Series of Secured Debt or portion thereof is not then due and payable, to be held ratably as Collateral for application to the applicable Agent for each such Series of Secured Debt (for application to such Series of Secured Debt as it becomes due and payable in accordance with the applicable Secured Debt Documents until paid in full in cash); and

(iv) FOURTH, to the extent of any remaining proceeds after application pursuant to clauses (i), (ii) and (iii), above, to the applicable Grantor or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) It is acknowledged that the Secured Debt of any Series may, subject to the limitations set forth in the then extant Secured Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the rights of the Secured Debtholders of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured Debt granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law or the Secured Debt Documents or any defect or deficiencies in the Liens securing the Secured Debt of any Series or any other circumstance whatsoever, each Secured Debtholder hereby agrees that the Liens securing each Series of Secured Debt on any Collateral shall be of equal priority.

(d) For purposes of this Section 2.01, “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement, in accordance with the terms hereof and of the Collateral Documents, of the Collateral Agent’s Lien upon the Collateral (including distributions of Collateral in satisfaction of any Secured Debt under the Secured Debt Documents) or distributed in any Insolvency or Liquidation Proceeding in respect of any claim upon any Secured Debt under the Secured Debt Documents that is allowed or enforceable therein as a claim secured by Collateral pursuant to the Collateral Documents.

SECTION 2.02 Notice of Default; Actions with Respect to Collateral; Prohibition on Contesting Liens. (a) Promptly, but not later than five Business Days, after any Agent obtaining knowledge of the occurrence of any Event of Default or Actionable Default, such Agent shall notify each other Agent and the Collateral Agent thereof in writing. If the Collateral Agent at any time receives a notice of an Actionable Default, the Collateral Agent may await direction by the Required Secured Debtholders and shall act, or decline to act, as directed by the Required Secured Debtholders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Collateral Documents or applicable law. Unless it has been directed to the contrary by the Required Secured Debtholders, the Collateral Agent in any event may (but shall not be obligated to) take or refrain from taking such action with respect to such Actionable Default as it may deem advisable and in the best interest of the Secured Debtholders.

(b) With respect to any Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Collateral, (ii) following the occurrence and during the continuance of an Actionable Default, the Collateral Agent shall only follow any instructions with respect to the Collateral from the Required Secured Debtholders and (iii) no Agent or other Secured Debtholder shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Collateral Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Required Secured Debtholders and in accordance with the applicable Collateral Documents following the occurrence of an Actionable Default (unless each Agent has notified the Collateral Agent in writing that such Actionable Default is no longer continuing or has been waived in accordance with the terms of the Secured Debt Documents) shall be entitled to take any such actions or exercise any such remedies with respect to Collateral. No Secured Debtholder will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to do so.

(c) Each of the Agents agrees that it will not accept any Lien on any property of any Grantor for the benefit of any Series of Secured Debt (other than funds deposited for the discharge or defeasance of the Senior Secured Notes Indenture, to the extent permitted by the applicable Secured Debt Documents) other than pursuant to the Collateral Documents to which it is a party, and by executing this Agreement (or a Joinder Agreement), each Agent and the Series of Secured Debtholders for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Collateral Documents applicable to it.

SECTION 2.03 No Interference; Payment Over. (a) Each Secured Debtholder agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Secured Debt of any Series or of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Collateral Agent effected in accordance with the terms of this Agreement, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Secured Debtholder to exercise any right, remedy or power with respect to any Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Secured Debtholder of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Secured Debtholder (in each case, in connection with any actions taken or omitted to be taken in accordance with the terms of this Agreement) seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, (v) none of the Collateral Agent or any other Secured Debtholder shall be liable for any action taken or omitted to be taken by the Collateral Agent or such other Secured Debtholder with respect to any Collateral in accordance with the provisions of this Agreement, (vi) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Secured Debtholder to enforce this Agreement.

(b) Each Secured Debtholder hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of the Secured Debt, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Debtholders and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04 Release of Liens; Amendments to Collateral Documents. (a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Secured Debtholders upon such Collateral will automatically be released and discharged; provided that any proceeds of any Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) If at any time the Collateral Agent receives a certificate of an officer of the Company stating that the Collateral Agent is required by the Senior Secured Notes Documents and each Additional Secured Debt Document, or pursuant to an Act of the Secured Debtholders, to release any property of any Grantor described in such certificate from any Lien granted by any Collateral Document specified in such certificate and that no Event of Default is continuing on the date of such certificate or will result from the release of such Lien, accompanied by the proposed instrument releasing such Lien and a written opinion from legal counsel reasonably acceptable to the Collateral Agent (which opinion may include exceptions and qualifications consistent with customary practice in the applicable jurisdiction in which the Lien must be released for written third-party legal opinions relating to the subject matter of the opinion) to the effect that the release of such Lien as to such property is required by the Senior Secured Notes Documents and each Additional Secured Debt Document or pursuant to an Act of the Secured Debtholders and that such proposed instrument is effective solely to release such Lien as to such property, without requiring the Collateral Agent to make any representation or warranty in respect thereof, without releasing or satisfying any Secured Debt secured by such Lien, and without imposing any liability upon the Collateral Agent or any other person, then, the Collateral Agent will, within five business days thereafter, execute (and if necessary acknowledge in recordable form) such proposed instrument and deliver it to the Company or such Grantor in order to release such Lien. In connection with the execution of any such instrument, the Collateral Agent will be authorized to authorize, execute, deliver and/or file (all at the sole cost and expense of the Grantors) amendments to UCC financing statements, deeds, mortgages, registrations, charges or other public records of the security interest (and to execute powers of attorney to effectuate the foregoing in any jurisdiction) to evidence the release of such Lien.

(c) Each Secured Debtholder agrees that the Collateral Agent, if so directed by an Act of the Secured Debtholders, may enter into any amendment or supplement to any Collateral Document (including, without limitation, to release any Liens securing any Series of Secured Debt); provided that no amendment or supplement to this Agreement or any other Collateral Document that reduces, impairs or adversely affects the right of any Secured Debtholder to share equally and ratably in the proceeds of any Collateral will become effective without the consent of such Secured Debtholder.

(d) Notwithstanding anything to the contrary contained herein, the Collateral Agent may enter into such amendments to the Collateral Documents as may be required (i) to give effect to the provisions of Sections 4.24 or 4.30 of the Senior Secured Notes Indenture or (ii) under the laws of the jurisdiction governing such Collateral Documents in order to cause Additional Secured Debt of any Series to be secured pursuant to such Collateral Documents, in either case so long as the Collateral Agent receives a certificate of an officer of the Company stating the relevant amendment is permitted pursuant to this paragraph (d) and under each of the Secured Debt Documents.

(e) Each Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent or the Company to evidence and confirm any release of Collateral or amendment to any Collateral Document provided for in this Section.

SECTION 2.05 [Reserved].

SECTION 2.06 Reinstatement. In the event that any Series of Secured Debt shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all Secured Debt of such Series shall again have been paid in full in cash.

SECTION 2.07 [Reserved].

SECTION 2.08 Refinancings. The Secured Debt of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Debt Document) of any Secured Debtholder of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) Pending delivery to the Collateral Agent, each other Agent agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Debtholder and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Agent under this Section 2.09 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Debtholder for purposes of perfecting the Lien held by such Secured Debtholders therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Debt of any Series, or the Collateral subject to any Lien securing the Secured Debt of any Series, it may request that such information be furnished to it in writing by each other Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Debtholder or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority. (a) Each of the Secured Debtholders hereby irrevocably appoints Wilmington to act on its behalf as the Collateral Agent hereunder and under each of the other Collateral Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Secured Debt, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Required Secured Debtholders, shall be entitled to the benefits, without duplication, of all provisions of this Article IV and the equivalent provision of any Secured Debt Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Secured Debtholder acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Debtholders, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein and in the Collateral Documents. Without limiting the foregoing, each Secured Debtholder agrees that, in exercising any remedies as a secured creditor in accordance with the terms hereof, neither the Collateral Agent nor any Secured Debtholder shall have any duty or obligation first to marshal or realize upon any type of Collateral (or any other Collateral securing any of the Secured Debt), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing any Secured Debt), in any manner that would maximize the return to any other Secured Debtholder, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such other Secured Debtholders from such realization, sale, disposition or liquidation. Each of the Secured Debtholders waives any claim it may now or hereafter have against the Collateral Agent or any other Secured Debtholder of any Series of Secured Debt, in each case acting in accordance with the terms of this Agreement, arising out of (i) any actions which the Collateral Agent or any such Secured Debtholder takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured Debt from any account debtor, guarantor or any other party) in accordance with the applicable Collateral Documents or any other agreement related thereto or to the collection of the Secured Debt or the valuation, use, protection or release of any security for the Secured Debt, (ii) any election by any holders of Secured Debt, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Collateral in full or partial satisfaction of any Secured Debt pursuant to Section 9-620 of the Uniform Commercial Code or any similar law of any applicable jurisdiction, without the consent of each Agent representing holders of Secured Debt for whom such Collateral constitutes Collateral.

(c) Each Agent acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and the Company in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Agents and such Additional Secured Debt Agent.

SECTION 4.02 Rights as a Secured Debtholder. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Debtholder under any Series of Secured Debt that it holds as any other Secured Debtholder of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Debtholder” or “Secured Debtholders” or (as applicable) “Senior Secured Notes Debtholders”, “Additional Secured Debtholder” and “Additional Secured Debtholders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Debtholder.

SECTION 4.03 Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Collateral Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Documents that the Collateral Agent is required to exercise as directed in writing by the Required Secured Debtholders; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Collateral Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Secured Debtholders or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Secured Debt unless and until notice describing such Event Default is given to the Collateral Agent by the Agent of such Secured Debt or the Company); and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of Secured Debt, or (vi) the satisfaction of any condition set forth in any Secured Debt Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties of any kind or nature under any Additional Secured Debt Document (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to any Senior Secured Notes Document or any Additional Secured Debt Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Agent thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral

Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Collateral Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Collateral Documents to each Agent and the Company. Upon receipt of any such notice of resignation, the Secured Debtholders shall have the right, by Act of the Secured Debtholders in consultation with the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Debtholders, appoint a successor Collateral Agent meeting the qualifications set forth above (but without the consent of any other Secured Debtholder or the Company); provided that if the Collateral Agent shall notify the Company and each Agent that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Debtholders under any of the Collateral Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Debtholders therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action pursuant to an Act of the Secured Debtholders or at the request any other Secured Debtholders or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Agent directly, until such time as a successor Collateral Agent has been appointed as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Collateral Documents, the provisions of this Article and the equivalent provision of any Secured Debt Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their (and their Affiliates’) respective directors, officers, employees, trustees, agents and advisors in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the Collateral Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Collateral Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and Other Secured Debtholders. Each Secured Debtholder acknowledges that it has, independently and without reliance upon the Collateral Agent, any Agent or any other Secured Debtholder or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis (it being understood that the Trustee has made no credit analysis) and decision to enter into this Agreement and the other Secured Debt Documents. Each Secured Debtholder also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Agent or any other Secured Debtholder or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Debt Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the Secured Debtholders irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document in accordance with Section 2.04 or upon receipt of a certificate of an officer of the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Debt Document; and

(ii) to release any Grantor from its obligations under the Collateral Documents upon receipt of a certificate of an officer of the Company stating that such release is permitted by the terms of each then extant Secured Debt Document.

SECTION 4.09 Expenses. The Company and each other Grantors agree to pay to the Collateral Agent, within ten Business Days after written demand, the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented costs of its legal counsel (including special counsel and any local counsel (including in connection with post-closing work)) and of any experts and agents in connection with (i) the administration of the Collateral Documents (including, without limitation, in connection with requirements set forth in Sections 4.20, 4.23 4.24 or 4.30 of the Senior Secured Notes Indenture, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agents or the Secured Debtholders under any of the Secured Debt Documents or (iv) the failure by the Company or any other Grantor to perform or observe any of the provisions of the Secured Debt Documents applicable to such party.

SECTION 4.10 No Obligation With Respect to Perfection. Notwithstanding anything contained herein or in any Secured Debt Documents to the contrary, the Collateral Agent shall not be required to file financing statements or take any other action to perfect the Liens created by the Collateral Documents unless the Collateral Agent has received instructions under an Act of the Secured Debtholders to make a particular filing or to take a particular action and received all information necessary to properly complete such filing or action. The Company shall take all action as may be reasonably necessary or required in order to perfect the Liens created by the Collateral Documents and to maintain perfected security interests, in each case to the extent required by the Secured Debt Documents. When required by law and by the Secured Debt Documents to ensure their continued effectiveness, the Company shall continue all financing statements, charges or other registrations which have been filed or registered to perfect the Liens created by the Collateral Documents. The Collateral Agent shall have no liability to any Agent or the Secured Debtholders in the event that the Company or any other Grantor fails to take the actions required to perfect and maintain perfection of the Liens to be granted under the Collateral Documents.

SECTION 4.11 Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and any other experts selected by it (including counsel, accountants and experts of the Company) and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 4.12 Indemnity. Each Agent, on behalf of the Secured Debtholders for which it acts in such capacity (ratably in accordance with their respective percentages of the Secured Debt), hereby agree to indemnify the Collateral Agent, and each of the Collateral Agent’s directors, officers, affiliates, representatives and agents (each an “Indemnitee”) from and hold each Indemnitee harmless against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys’ fees and expenses), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of any action taken, omitted to be taken or to be taken by the Collateral Agent (or any of the other Indemnitees) on behalf of the Secured Debtholders within the scope of the Collateral Agent’s authority as provided in this Agreement or any Collateral Document; provided, however, that neither such Agent nor any Secured Debtholder shall be liable to an Indemnitee for any portion of the foregoing to the extent caused by such Indemnitee’s gross negligence or willful misconduct.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Trustee, to it at CCS-Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544 Attention of: Jane Y. Schweiger (Fax No. 612-217-5651); and

(b) if the Company or any Grantor, to it at Wessex House, 45 Reid Street Hamilton HM12, Bermuda Attention: Corporate Secretary (Fax. No. +1-441- 29608606), with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Dennis D. Lamont, Esq. (Fax No. 212-751-4864);

(c) if to any other Additional Secured Debt Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Except as otherwise expressly provided, including pursuant Section 2.04(c), Section 2.04(d) and Section 5.16 hereof, neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Agent and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any Secured Debtholder, any Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Agent and the Additional Secured Debtholders and Additional Secured Debt of the Series for which such Agent is acting shall be subject to the terms hereof and the terms of the other Collateral Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Agent or Secured Debtholder, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Secured Debt in compliance with the Senior Secured Notes Indenture.

(e) Notwithstanding the foregoing, any Grantor may become a party hereto by execution and delivery to the Collateral Agent of counterpart hereto in accordance with Section 5.15.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Debtholders, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Agent, on behalf of itself and the Secured Debtholders of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Agent) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Debtholder) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Debtholder) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Collateral Documents or any of the other Secured Debt Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Debtholders in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Senior Secured Notes Indenture or any Additional Secured Debt Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Debt as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. Any additional class or series of Additional Secured Debt (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a pari passu senior basis, in each case under and pursuant to the Additional Secured Debt Documents, if and subject to the condition that the Additional Secured Debt Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement:

(i) such Senior Class Debt Representative, the Collateral Agent and the Company shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes an Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Agent and the related Senior Class Debt Parties become subject hereto and bound hereby; and

(ii) the Company shall have (x) delivered to the Collateral Agent true and complete copies of each of the Additional Secured Debt Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified the obligations to be designated as Additional Secured Debt and the initial aggregate principal amount or face amount thereof.

SECTION 5.14 Integration. This Agreement together with the other Secured Debt Documents and the Collateral Documents represents the agreement of each of the Grantors and the Secured Debtholders with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other Secured Debtholder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents or the Collateral Documents.

SECTION 5.15 Grantors; Additional Grantors. The Grantors existing on the date hereof hereby covenant and agree to cause each Subsidiary of the Company or direct or indirect parent of the Company which becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering a counterpart hereto to the Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

SECTION 5.16 Further Assurances. Notwithstanding anything herein or in any Collateral Document to the contrary, the Company, the Guarantors, the Trustee, any Additional Secured Debt Agent and the Collateral Agent may amend or supplement this Agreement or the other Collateral Documents, or enter into additional Collateral Documents, without the consent of any other Secured Debtholder:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to make any change that would provide any additional rights or benefits to the Secured Parties, that does not adversely affect the legal rights hereunder of any Secured Party, or that is necessary or desirable to perfect or register (or similarly give effect to) the security interest granted pursuant to any Collateral Document in any jurisdiction;

(iii) to conform the text of this Agreement or the other Collateral Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum, dated September 11, 2009, relating to the offering of the Initial Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Agreement or the other Collateral Documents as certified in an Officer’s Certificate delivered to the Trustee;

(iv) to enter into additional or supplemental Collateral Documents or any amendment to this Agreement that adds additional creditors permitted to become party thereto as contemplated under this Agreement; or

(v) to release any Collateral from the Lien of the Collateral Documents in accordance with the terms hereof and the Secured Debt Documents.

SECTION 5.17 Excluded Assets. Notwithstanding anything herein or in any Collateral Document to the contrary, no Collateral Document shall impose upon the Company or any other Grantor any condition, covenant or default, or require the Company or any other Grantor to make an representation or warranty, relating to the creation or perfection or registration (or compliance with any equivalent filing requirement) of any security interests in any Excluded Asset. Each Collateral Document shall be deemed to provide (unless such Collateral Document already so expressly provides) that all representations, warranties, covenants, defaults and other obligations contained therein with respect to the Company or any other Grantor are subject to the “override” provision described in the immediately preceding sentence.

SECTION 5.18 German Parallel Debt Provisions.

(a) Debt owed to Collateral Agent for German Security.

(i) Each Grantor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the Secured Debtholders amounts equal to any amounts owing from time to time by such Grantor to any Secured Debtholder under any Secured Debt Documents as and when those amounts are due for payment under the relevant Secured Debt Document.

(ii) Each Grantor and the Collateral Agent acknowledge that the obligations of each Grantor under the immediately preceding paragraph (i) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Grantor to any Secured Debtholder (its “Corresponding Debt”) nor shall the amounts for which each Grantor is liable under paragraph (i) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(1) the Parallel Debt of each Grantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(2) the Corresponding Debt of each Grantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(iii) The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The security granted under the Secured Debt Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(iv) All monies received or recovered by the Collateral Agent pursuant to this Section 5.18(a), and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(v) Without limiting or affecting the Collateral Agent’s rights against the Grantors (whether under this Section 5.18(a) or under any other provision of the Secured Debt Documents), each Grantor acknowledges that:

(1) nothing in this Section 5.18(a) shall impose any obligation on the Collateral Agent to advance any sum to any Grantor or otherwise under any Secured Debt Document, except in its capacity as Holder (if applicable); and

(2) for the purpose of any vote taken under any Secured Debt Document, the Collateral Agent shall not be regarded as having any participation in the then outstanding Notes other than those which it has in its capacity as Holder (if applicable).

(b) Appointment of Collateral Agent for German Security.

(i) For the purposes of German Security (as defined below) in addition to the provision set out in Section 4.01, the specific provisions set out in this Section 5.18(b) shall be applicable. In the case of any inconsistency the provisions set out in this Section 5.18(b) shall prevail.

(ii) With respect to German Security (where “German Security” means any security interest created under the Collateral Documents which are governed by German law), the Collateral Agent shall in case of German Security constituted by non-accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Debtholders.

(iii) In the case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, hold (with regard to its own rights under Section 5.18(a)), administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Debtholders and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 5.18(a), but in each case for the account of the Secured Debtholders.

(iv) For the purposes of performing its rights and obligations as Collateral Agent under any accessory (akzessorische) German Security, each Secured Debtholder hereby authorizes the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch). At the request of the Collateral Agent, each Secured Debtholder shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Secured Debtholder hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Debtholders’ behalf.

(v) The Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Secured Debtholders, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Debtholder shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(vi) Each Secured Debtholder hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Debtholder. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security if so required pursuant to this Agreement, the German Security or mandatory law.

SECTION 5.19 Italian Appointment Provisions. The Collateral Agent will act in the name and on behalf of the Secured Debtholders as mandatario con rappresentanza for the purpose of executing any Collateral Document which is expressed to be governed by Italian law. In this respect, the Collateral Agent, acting as instructed by the Required Secured Debtholders or pursuant to an Act of the Secured Debtholders, as the case may be, its capacity as mandatario con rappresentanza will have the power to negotiate and approve the terms and conditions of such Collateral, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder in the name and on behalf of the Secured Debtholders.

SECTION 5.20 Danish Appointment Provisions. Each Secured Debtholder hereby appoints and authorizes the Collateral Agent (i) to enter into each of the Collateral Documents governed by Danish law for itself and on behalf of the other Secured Debtholders as their agent and each Grantor organized under the laws of Denmark acknowledges that each Secured Debtholder (including, without limitation, any new Secured Debtholder) will be a party to such Collateral Documents and (ii) to hold the Collateral so granted to the benefit of itself and for and on behalf of and for the benefit of all other Secured Debtholders as their agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST FSB As Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST FSB As Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING LIMITED

By:	/s/ Mitchell Sussis
Name: Mitchell Sussis
Title: Senior Vice President and Secretary

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING HOLDINGS LIMITED

ATLANTIC CROSSING LTD.

GLOBAL CROSSING ASIA HOLDINGS LTD.

GLOBAL CROSSING AUSTRALIA HOLDINGS LTD.

GLOBAL CROSSING NETWORK CENTER LTD.

GLOBAL CROSSING INTERNATIONAL, LTD.

OLD GMS HOLDINGS LTD.

SOUTH AMERICAN CROSSING HOLDINGS LTD.

GLOBAL CROSSING INTERNATIONAL NETWORKS LTD.

GC CRYSTAL HOLDINGS LTD.

PAC PANAMA LTD.

GLOBAL CROSSING TELECOMMUNICATIONS – CANADA, LTD.

RACAL TELECOMMUNICATIONS, INC.

INTERNATIONAL OPTICAL NETWORK L.L.C.

GLOBAL CROSSING BANDWIDTH, INC.

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING DEVELOPMENT CO.

GLOBAL CROSSING EMPLOYEE SERVICES INC.

GLOBAL CROSSING LOCAL SERVICES, INC.

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

ALC COMMUNICATIONS CORPORATION

BUDGET CALL LONG DISTANCE, INC.

GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

GT LANDING II CORP.

US CROSSING, INC.

GLOBAL CROSSING TELEMANAGEMENT, INC.

GLOBAL CROSSING TELEMANAGEMENT VA, LLC

GLOBAL CROSSING AMERICAS SOLUTIONS, INC.

AMERITEL MANAGEMENT, INC.

By:	/s/ Mitchell Sussis
Name: Mitchell Sussis
Title: Vice President

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

IMPSAT FIBER NETWORKS, INC. As a Guarantor

By:	/s/ Mitchell Sussis
Name: Mitchell Sussis
Title: Senior Vice President, Legal

[Signature Page to Collateral Agency Agreement]

GC IMPSAT HOLDINGS I PLC GC IMPSAT HOLDINGS II LIMITED GC IMPSAT HOLDINGS III LIMITED

By:	/s/ Mitchell Sussis
Name: Mitchell Sussis
Title: Secretary

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING AUSTRALIA PTY LIMITED
As a Guarantor

By:	/s/ Mitchell Sussis
Name: Mitchell Sussis as attorney under power of attorney

By:	/s/ Jon Fisse
Name: Jon Fisse as attorney under power of attorney

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING BELGIË BVBA, in liquidation, represented by its liquidator, GLOBAL CROSSING PEC BELGIUM BVBA, represented by Mr. Arthur Eshuis
As a Guarantor

By:	/s/ Arthur Eshuis
Name: Arthur Eshuis
Title:

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING PEC BELGIUM BVBA

GLOBAL CROSSING PEC DANMARK APS

FIBERNET GMBH

GLOBAL CROSSING PEC DEUTSCHLAND GMBH

GLOBAL CROSSING IRELAND LIMITED

GLOBAL CROSSING SERVICES EUROPE LIMITED

GLOBAL CROSSING SERVICES IRELAND LIMITED

GC IMPSAT HOLDINGS NEDERLAND B.V.

GLOBAL CROSSING PEC HOLDINGS B.V.

GC PAN EUROPEAN CROSSING NETWORKS B.V.

GLOBAL CROSSING PEC NEDERLAND B.V.

GLOBAL CROSSING NEDERLAND B.V.

GLOBAL CROSSING PEC ESPAÑA S.A.

GLOBAL CROSSING SVERIGE AB

FIBERNET HOLDINGS LIMITED

GLOBAL CROSSING (BIDCO) LIMITED

GLOBAL CROSSING EUROPE LIMITED

GLOBAL CROSSING FINANCIAL MARKETS LIMITED

PAN AMERICAN CROSSING UK LTD.

GC PAN EUROPEAN CROSSING UK LIMITED

By:	/s/ Bernard Keogh
Name: Bernard Keogh
Title: Director

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING PEC LUXEMBOURG I S.À.R.L. GLOBAL CROSSING PEC LUXEMBOURG II S.À.R.L.

By:	/s/ Arthur Eshuis
Name: Arthur Eshuis
Title: Manager

By:	/s/ Bernard Keogh
Name: Bernard Keogh
Title: Manager

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING PEC SWITZERLAND AG
As a Guarantor

By:	/s/ Bernard Keogh
Name: Bernard Keogh
Title: Director

By:	/s/ Qamar Qadeer
Name: Qamar Qadeer
Title: Director

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING PERU S.A. GLOBAL CROSSING SERVICIOS, S. DE R.L DE C.V. GLOBAL CROSSING MEXICANA, S. DE R.L. DE C.V. GLOBAL CROSSING MEXICANA II, S. DE R.L. DE C.V.

By:	/s/ Juan Carlos Castañeda Cid del Prado
Name: Juan Carlos Castañeda Cid del Prado
Title: Attorney-in-fact

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING PERU S.A.

TELECOM INFRASTRUCTURE HARDWARE S.R.L.

GLOBAL CROSSING CHILE S.A.

GLOBAL CROSSING COSTA RICA, SRL

SAC PANAMA, S.A.

GLOBAL CROSSING PANAMA, INC.

GLOBAL CROSSING VENEZUELA, S.A.

GLOBAL CROSSING COMUNICACIONES ECUADOR S.A.

By:	/s/ Kevin Tang
Name: Kevin Tang
Title: Authorized Signatory

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING HONG KONG LIMITED GLOBAL CROSSING JAPAN KK GLOBAL CROSSING SINGAPORE PTE, LTD.

By:	/s/ Jon Fisse
Name: Jon Fisse
Title: Director

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

G.C. ST. CROIX COMPANY, INC, As Guarantor

By:	/s/ Johanna Ravelo
Name: Johanna Ravelo
Title: Vice President & Secretary

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING COMUNICAÇÕES DO BRASIL LTDA. IMPSAT PARTICIPAÇÕES E COMERCIAL LTDA. SAC BRASIL HOLDING LTDA. SAC BRASIL S.A.

By:	/s/ Joao Leonardo da S.G. Figueira
Name: Joao Leonardo da S.G. Figueira
Title: VP Corporate Services

for each of the Guarantors listed above

[Signature Page to Collateral Agency Agreement]

GLOBAL CROSSING CYPRUS HOLDINGS LIMITED As a Guarantor

By:	/s/ Qamar Qadeer
Name: Qamar Qadeer
Title: Director

[Signature Page to Collateral Agency Agreement]

ANNEX I

Grantors

AUSTRALIA

Global Crossing Australia Pty. Limited

BELGIUM

Global Crossing België bvba
Global Crossing PEC Belgium bvba

BERMUDA

Global Crossing Limited
Global Crossing Holdings Limited
Atlantic Crossing Ltd
Global Crossing Asia Holdings Ltd.
Global Crossing Australia Holdings Ltd.
Global Crossing Network Center Ltd.
Global Crossing International, Ltd.
Old GMS Holdings Ltd.
South American Crossing Holdings Ltd.
Global Crossing International Networks Ltd.
GC Crystal Holdings Ltd.
PAC Panama Ltd.

BRAZIL

SAC Brasil Holding Ltda
SAC Brasil S.A.
Impsat Participacões e Comercial Ltda.
Global Crossing Coumunicacões do Brasil Ltda.

CANADA

Global Crossing Telecommunications–Canada, Ltd.
Ameritel Management, Inc.

CHILE

Global Crossing Chile S.A.

COSTA RICA

Global Crossing Costa Rica, SRL

CYPRUS

Global Crossing Cyprus Holdings Limited

DENMARK

Global Crossing PEC Danmark ApS

ECUADOR

Global Crossing Comunicaciones Ecuador S.A.

GERMANY

Fibernet GmbH
Global Crossing PEC Deutschland GmbH

HONG KONG

Global Crossing Hong Kong Limited

IRELAND

Global Crossing Ireland Limited
Global Crossing Services Europe Limited
Global Crossing Services Ireland Limited

JAPAN

Global Crossing Japan KK

LUXEMBOURG

Global Crossing PEC Luxembourg I s.à.r.l.
Global Crossing PEC Luxembourg II s.à.r.l.

MEXICO

Global Crossing Servicios, S. de R.L. de C.V.
Global Crossing Mexicana, S. de R.L. de C.V.
Global Crossing Mexicana II, S. de R.L. de C.V.

THE NETHERLANDS

GC IMPSAT Holdings Nederland B.V.
Global Crossing PEC Holdings B.V.

GC Pan European Crossing Networks B.V.
Global Crossing PEC Nederland B.V.
Global Crossing Nederland B.V.

PANAMA

SAC Panama S.A.
Global Crossing Panama, Inc.

PERU

Telecom Infrastructure Hardware S.R.L.
Global Crossing Peru S.A.

SINGAPORE

Global Crossing Singapore Pte. Ltd.

SPAIN

Global Crossing PEC España S.A.

SWEDEN

Global Crossing Sverige AB

SWITZERLAND

Global Crossing PEC Switzerland AG

UNITED KINGDOM

Fibernet Holdings Limited
Global Crossing (Bidco) Limited
Global Crossing Europe Limited
Global Crossing Financial Markets Limited
Pan American Crossing UK Ltd
GC Impsat Holdings I Plc
GC Impsat Holdings II Limited
GC Impsat Holdings III Limited
GC Pan European Crossing UK Limited

UNITED STATES

Racal Telecommunications Inc.
International Optical Network, L.L.C.
Global Crossing Bandwidth, Inc.
Global Crossing North America, Inc.

Global Crossing Development Co.
Global Crossing Employee Services Inc.
Global Crossing Local Services, Inc.
Global Crossing North American Holdings, Inc.
Global Crossing North American Networks, Inc.
Global Crossing Telecommunications, Inc.
ALC Communications Corporation
Budget Call Long Distance, Inc.
Global Crossing Advanced Card Services, Inc.
GT Landing II Corp.
US Crossing, Inc.
Global Crossing Telemanagement, Inc.
Global Crossing Telemanagement VA, LLC
Impsat Fiber Networks, Inc.
Global Crossing Americas Solutions, Inc.

US VIRGIN ISLANDS

G.C. St. Croix Company, Inc.

VENEZUELA

Global Crossing Venezuela S.A.

ANNEX II

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT TO THE COLLATERAL AGENCY AGREEMENT (this “Joinder”) is executed as of [                 ], [        ] by [Name of Joining Party], a [State] [Type of Entity] (the “Joining Party”), and delivered to Wilmington Trust FSB (“Wilmington”), as Collateral Agent (together with its successors, in such capacity, the “Collateral Agent”) for the benefit of the Secured Debtholders (as defined below). Except as otherwise defined herein, terms used herein and defined in the Collateral Agency Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of September 22, 2009 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Indenture”) by and among Global Crossing Limited (the “Issuer”), Wilmington, as Trustee (together with its permitted successors in such capacity, the “Trustee”) and the Guarantors party thereto, pursuant to which the Issuer shall issue 12% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Trustee, the Collateral Agent, the Issuer, the other Grantors and each Additional Secured Debt Agent from time to time party thereto are parties to a Collateral Agency Agreement, dated as of September 22, 2009 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Collateral Agency Agreement”);

WHEREAS, pursuant to Section 5.13 of the Collateral Agency Agreement, an Additional Secured Debt Agent may be appointed from time to time to act on behalf of a Series of Additional Secured Debtholders;

NOW, THEREFORE, in consideration of the foregoing and other benefits, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

NOW, THEREFORE, the Joining Party agrees as follows:

1. Collateral Agency Agreement. By executing and delivering this Joinder, the Joining Party, as provided in Section 5.13 of the Collateral Agency Agreement, hereby becomes a party to the Collateral Agency Agreement as an Additional Secured Debt Agent thereunder with the same force and effect as if originally named as an Agent therein and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Additional Secured Debt Agent.

2. [Name of Additional Secured Debt Agent] hereby certifies that it is a duly appointed trustee, agent or other representative acting on behalf of a Series of Additional Secured Debtholders.

3. This Joinder shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

4. In the event of any conflict between the terms of this Joinder and those of the Collateral Agency Agreement, the terms of the Collateral Agency Agreement shall control.

5. Notices. All notices or other communications sent to the Joining Party pursuant to Section 5.01 of the Collateral Agency Agreement shall be delivered to the following address:

6. The effective date of this Joinder is [                 ], [        ].

*    *    *

2

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF ADDITIONAL SECURED DEBT AGENT], AS JOINING PARTY

By:
Name:
Title:

ANNEX II

Accepted and Acknowledged by:

WILMINGTON TRUST FSB AS COLLATERAL AGENT

By:
Name:
Title:

By:
Name:
Title:

GLOBAL CROSSING LIMITED, AS COMPANY

By:
Name:
Title: